EXHIBIT 4.2

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGIS-TERED UNDER THE SECURITIES ACT OF 1933, AND SUCH WARRANT MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCOR-DANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AT THE TIME AMENDED, OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 OR SIMILAR RULE AS THEN IN EFFECT UNDER SUCH ACT, OR UNLESS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE WITH RESPECT THERETO.


No.  APW-1          50,000  Shares
     of  Common  Stock

                               INDIVIDUAL, INC.

                            STOCK PURCHASE WARRANT

                            Void after June 6, 2002



     Individual, Inc., a Delaware corporation (the "Company"), hereby certifies that Knowledge Factory Partners, L.L.C. (the "Warrantholder"), for value received, or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before the Expiration Date, as defined in Section 1, that number of fully paid and nonassessable shares of the Common Stock of the Company (the "Common Stock") set forth above at an exercise price of $5.25 per share (subject to adjustment pursuant to Section 6). This Warrant is issued pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of June 6, 1997 among the Company, the Warrantholder, and Delphi Internet Services Corporation.

     As used herein the following terms, unless the context other-wise requires, have the following respective meanings:

     The term "Company" includes any corporation which shall suc-ceed to or assume the obligations of the Company hereunder.

     The term "Stock" shall mean the class of Common Stock of the Company and any other securities or property of the Company or of any other person (corporate or otherwise) which the Warrantholder at any time shall be entitled to receive on the exercise hereof in lieu of or in addition to such Common Stock, or which at any time shall be issuable in exchange for or in replacement of such Common Stock.

     1.       Initial Exercise Date; Expiration.  Subject to the provisions of
              ---------------------------------
Section 2, this Warrant may be exercised at any time or from time to time. It shall expire at 5:00 p.m., Eastern time, on June 6, 2002 (the "Expiration Date").

     2.          Exercise  of  Warrant;  Redemption.   (a) This Warrant may be
                 ----------------------------------
exercised in full or in part by the holder hereof by surrender of this Warrant, with the form of "cash exercise" subscription attached hereto (the "Exercise Notice") duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the purchase price of the shares of Stock to be purchased hereunder.

          (b) The Warrantholder may elect to receive, without the payment by the Warrantholder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the redemption notice attached hereto (the "Redemption Notice") duly executed, at the office of the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid and nonassessable shares of Stock as is computed using the following formula:

                                  X = Y (A-B)
                                      -------
                                        A

where          X  =     the number of shares to be issued to the Warrantholder
pursuant  to  this  Section  2(b).

     Y  =     the number of shares covered by this Warrant in respect of which the  net  issue  election  is  made  pursuant  to  this  Section  2(b).

     A  =       the fair market value ("FMV") of one share of Common Stock, as determined below, as at the time the net issue election is made pursuant to this Section 2(b).

B  =       the Purchase Price in effect under this Warrant at the time the net issue  election  is  made  pursuant  to  this  Section  2(b).

          For the purposes of this Section 2(b), FMV shall be determined at the time of exercise and shall mean: (A) if the Common Stock is then publicly traded, the average closing price in the over-the-counter market as reported by NASDAQ or as quoted in the NASDAQ National Market System or on any national securities exchange on which the Common Stock is traded for the ten (10) prior trading days, or (B) if the Common Stock is not then publicly traded, the price per share of Common Stock or Common Stock equivalent paid by investors to purchase the Common Stock or Common Stock equivalent of the Company (taking into account any consideration paid separately to acquire any security which is exercisable for or convertible into Common Stock) in any arm's length equity financing completed within the preceding six (6) months, or, if no such equity financing has so occurred, a fair value as determined in good faith by the Board of Directors of the Company (the "Board") or (C) in the case of a Business Combination, the price per share of Common Stock paid in the Business Combination or, if such payment is made by property other than cash, the fair value of such property paid per share of Common Stock in the Business Combination as determined in good faith by the Board. In the event that this Warrant is exercised pursuant to this Section 2(b) in connection with a Business Combination, the Company may elect to treat such exercise in accordance with Section 5(d). In the event the Common Stock is not publicly traded, the Board of Directors of the Company shall promptly respond in writing to a reasonable inquiry by the holder hereof as to the fair market value of the Common Stock for purposes of this Section 2(b).

          (c) For any partial exercise or redemption pursuant to Section 2(a) or 2(b) hereof, the Warrantholder shall designate in the Exercise Notice or Redemption Notice (as the case may be) the number of shares of Stock that it wishes to purchase or the aggregate number of underlying shares of Stock represented by the portion of the Warrant it wishes to redeem (as the case may be). On any such partial exercise or redemption, the Company at its expense shall forthwith issue and deliver to the Warrantholder a new warrant of like tenor, in the name of the Warrantholder, which shall be exercisable for such number of shares of Stock represented by this Warrant which have not been purchased upon such exercise or redeemed.

     3.     When Exercise or Redemption Effective.  The exercise or redemption
            -------------------------------------
of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2(a) or 2(b) (as the case may be).

     4.      Delivery on Exercise or Redemption.  As soon as practicable after
             ----------------------------------
the  exercise  or  redemption  of  this Warrant in full or in part pursuant to
Section 2(a) or 2(b), as the case may be, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrantholder, or as such Warrantholder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Stock to which such holder shall be entitled on such exercise or redemption, together with cash, in lieu of any fraction of a share, equal to such fraction of the then FMV of one full share as determined in accordance with Section 2(b).

     5.          Business  Combinations.
                 ----------------------

          (a) In event of any merger, consolidation or sale of the outstanding capital stock of the Company (in a single transaction or related series of transactions), resulting in a change of ownership of two-thirds or more of the voting power of the Company, or in the event of a sale of all or substantially all of the assets of the Company (such merger, consolidation or sale referred to hereinafter as a "Business Combination"), the Company shall have the right at any time or times to redeem this Warrant in full or in part in accordance with Section 2(b) and this Section 5.

          (b) At least 10 days before the date fixed by the Company for redemption pursuant to this Section 5, the Company shall mail, postage prepaid, written notice to the Warrantholder (the "Company Redemption Notice"), at his address shown on the records of the Company; provided,
                                                                     --------
however,  that  the  Company's  failure  to give the Company Redemption Notice
      -
shall in no way affect its right to redeem this Warrant as provided herein. The Company Redemption Notice shall contain the following information:

          (i)          The  redemption  date(s);

          (ii) The applicable FMV of the Common Stock determined in accordance with Section 2(b) and the number of shares of Stock issuable to the Warrantholder upon redemption; and

          (iii) A statement that the Warrantholder is to surrender this Warrant to the Company, at the place designated.

          (c) The Warrantholder shall surrender this Warrant to the Company at the place designated in the Company Redemption Notice. Thereupon, there shall be issued to the Warrantholder a certificate or certificates for the number of shares of Stock issuable pursuant to Section 2(b) (or such other consideration as may be payable pursuant to Section 5(d)). The Company shall not be obligated to issue certificates evidencing such shares of Stock or other consideration unless this Warrant is either delivered to the Company or any transfer agent designated by the Company or unless the Warrantholder notifies the Company or such transfer agent that this Warrant has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

          (d) In lieu of issuing shares of Stock upon redemption of this Warrant, the Company may, at its election, pay or issue, or cause to be paid or issued, to the Warrantholder the amount of cash or number of shares of Stock or other securities or property of the Company, or of the successor corporation, resulting from the Business Combination to which such holder would have been entitled upon such date if such holder had redeemed this Warrant pursuant to Section 2(b) immediately prior thereto.

          (e) In case at any time and from time to time, the Company shall effect a Business Combination and the Company does not exercise its right to redeem this Warrant in accordance with the foregoing provisions of this
Section 5, then in such case, the holder of this Warrant, on the exercise hereof pursuant to Section 1 at any time after the date of the consummation of such Business Combination, shall receive, in lieu of the Common Stock or other securities that would have been issuable upon such exercise prior to the consummation of the Business Combination, the amount of cash or number of shares of Stock or other securities or property of the Company, or of the successor corporation, to which such holder would have been entitled upon the consummation of such Business Combination if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 6 below.

     6.      Adjustment of Purchase Price and Number of Shares.  The character
             -------------------------------------------------
of the shares of Stock issuable upon exercise or redemption of this Warrant (or any shares of stock or other securities at the time issuable upon exercise or redemption of this Warrant) and the purchase price therefor, are subject to adjustment upon the occurrence of the following events:

          (a)          Adjustment  for  Stock  Splits,  Stock  Dividends,
                       --------------------------------------------------
Recapitalizations,  etc.  The exercise price of this Warrant and the number of
              ----------
shares of Stock issuable upon exercise or redemption of this Warrant (or any shares of stock or other securities at the time issuable upon exercise or redemption of this Warrant) shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Stock (or such other stock or securities). For example, if there should be a 2-for-1 stock split, the exercise price would be divided by two and such number of shares would be doubled.

          (b)       Adjustment for Other Dividends and Distributions.  In case
                    ------------------------------------------------
the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution after June 6, 1997 with respect to the Stock (or any shares of stock or other securities at the time issuable upon exercise or redemption of the Warrant) payable in (i) securities of the Company (other than shares of Stock) or (ii) assets (excluding cash dividends paid or payable solely out of current or retained earnings), then, in each case, the holder of this Warrant on exercise or redemption hereof at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Stock (or such other stock or securities) issuable on such exercise or redemption prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had exercised or redeemed this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

          (c)     Certificate as to Adjustments.  In case of any adjustment or
                  -----------------------------
readjustment in the price or kind of securities issuable on the exercise or redemption of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the President of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

     7.          No  Impairment.    The  Company will not, by amendment of its
                 --------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing the Company (a) will not increase the par value of any shares of stock receivable on the exercise or redemption of this Warrant above the amount payable therefor on such exercise or redemption, (b) will at all times reserve and keep available a number of its authorized shares of Stock, free from all preemptive rights therein, which will be sufficient to permit the exercise or redemption of this Warrant by the Warrantholder, and
(c) shall take all such action as may be necessary or appropriate in order that all shares of Stock as may be issued pursuant to the exercise or redemption of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

     8.          Notices  of  Record  Date,  etc.    In  the  event  of
                 --------------------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

          (d) any proposed issue or grant by the Company of any shares of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, then and in each such event the Company will mail to the holder hereof a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorgani-zation, reclassification, recapitalization, transfer, consolida-tion, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Stock (or any shares of stock or other secu-rities at the time issuable upon the exercise or redemption of this Warrant) shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 10 days prior to the date therein specified.

     9.       Exchange of Warrant.  On surrender for exchange of this Warrant,
              -------------------
properly endorsed, to the Company, the Company at its expense will issue and deliver to, or on the order of, the holder thereof a new Warrant of like tenor, in the name of such holder or in a name as such holder may direct, calling in the aggregate on the face thereof for the number of shares of Stock called for on the face of the Warrant so surrendered.

     10.        Replacement of Warrant.  On receipt by the Company of evidence
                ----------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     11.          Investment Intent.  Unless a current registration state-ment
                  -----------------
under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise or redemption of this Warrant, the holder thereof, by accepting this Warrant, covenants and agrees that, at the time of exercise or redemption hereof, and at the time of any proposed transfer of securities acquired upon exercise or redemption hereof, such holder will deliver to the Company a written statement that the securities acquired by the holder upon exercise or redemption hereof are for the own account of the holder for investment and are not acquire with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any person thereof).

     12.          Transfer.  Subject to compliance with applicable federal and
                  --------
state securities laws, this Warrant may be transferred by the Warrantholder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Warrantholder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Warrantholder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Warrantholder hereof, and shall issue to such Warrantholder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

     13.       No Rights or Liability as a Stockholder.  This Warrant does not
               ---------------------------------------
entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Stock, and no enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder as a stockholder of the Company.

     14.          Damages.    The  Company  recognizes  and  agrees  that  the
                  -------
Warrantholder will not have an adequate remedy if the Company fails to comply with the terms of this Warrant and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of this Warrant or any other person entitled to the benefits of this Warrant requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach on the terms hereof.

     15.         Notices.  All notices referred to in this Warrant shall be in
                 -------
writing and shall be delivered personally or by certified or registered mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and (ii) to the Warrantholder, at such Warrantholder's address as it appears in the records of the Company (unless otherwise indicated in accordance with the provisions of this Section 15 by such holder).

     16.       Payment of Taxes.  All shares of Stock issued upon the exercise
               ----------------
of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect to the issue or delivery thereof.

     17.      Miscellaneous.  This Warrant and any term hereof may be changed,
              -------------
waived, discharged or terminated only by an instrument in writing signed by the Warrantholder and the Company. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

               [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

DATED:    June  6,  1997


     INDIVIDUAL,  INC.


     By:
     Title:


[Corporate  Seal]

Attest:



Assistant  Secretary

                                EXERCISE NOTICE


                  [To be signed only on exercise of Warrant]



TO:  INDIVIDUAL,  INC.



     The undersigned, the holder of the within Warrant, hereby irrevocably elects, in accordance with and subject to the provi-sions of Section 2(a) of such Warrant, to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of INDIVIDUAL, INC. and herewith makes payment of $_________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ___________________________, whose address is
______________________________________________________________.



     ______________________________
     (Signature  must  conform  in  all
     respects  to  name  of  holder  as
     specified  on  the  fact  of  the
     Warrant)


     ______________________________

     ______________________________
          (Address)

Dated:

___________________________


*Insert  here the number of shares as to which the Warrant is being exercised.

                              **REDEMPTION NOTICE


                 [To be signed only on redemption of Warrant]



TO:  INDIVIDUAL,  INC.



     The undersigned, the holder of the within Warrant, hereby irrevocably elects, in accordance with and subject to the provi-sions of Section 2(b) of such Warrant, to redeem, and to cause the Company to redeem, such Warrant with respect to that portion of such Warrant representing __________ *underlying shares of Common Stock of INDIVIDUAL, INC. The undersigned requests that the certificates for the shares of Common Stock (or other securities or property issuable under Section 5(d) of the Warrant) issuable upon redemption be issued in the name of, and delivered to ___________________________________, whose  address  is  ____________________________________________.



     ______________________________
     (Signature  must  conform  in  all
     respects  to  name  of  holder  as
     specified  on  the  fact  of  the
     Warrant)


     ______________________________

     ______________________________
          (Address)

Dated:

___________________________


*Insert here the number of underlying shares with respect to which the Warrant is being redeemed.

                              FORM OF ASSIGNMENT

                  [To be signed only on transfer of Warrant]



     For value received, the undersigned hereby sells, assigns, and transfers unto __________________________________ the right represented by the within Warrant to purchase, in accordance with and subject to the provisions of such Warrant, ________ shares of Common Stock of INDIVIDUAL, INC. to which the within Warrant relates, and appoints the corporate Secretary or an Assistant Secretary as Attorney to transfer such right on the books of Individual, Inc. with full power of substitution in the premises.



     ______________________________
     (Signature  must  conform  in  all
     respects  to  name  of  holder  as
     specified  on  the  face  of  the
     Warrant)


     ______________________________

     ______________________________
          (Address)

Dated:

___________________________